                                                                   EXHIBIT 10.33


                      THIRD AMENDMENT TO LICENSE AGREEMENT

This THIRD AMENDMENT to License Agreement ("Third Amendment") is entered into as of the 11th day of September, 1998 by and between HYPERION SOLUTIONS CORPORATION, a Delaware corporation ("Hyperion") and COMSHARE, INCORPORATED, a Michigan corporation ("Comshare").

                                    RECITALS

Arbor Software Corporation, a Delaware Corporation ("Arbor") and Comshare entered into a License Agreement dated as of December 23, 1993 (the "License Agreement").

Arbor and Comshare entered into the First Amendment to License Agreement effective as of March 1, 1994.

Arbor and Comshare entered into the Second Amendment to License Agreement dated as of December 12, 1997 (the "Second Amendment").

Arbor changed its name to Hyperion Solutions Corporation effective August 24, 1998 pursuant to a merger with Hyperion Software Corporation.

Hyperion and Comshare wish to further amend the License Agreement (i) to provide terms under which Comshare may relicense the Hyperion software product known as the Hyperion Integration Server ("HIS") and (ii) to provide terms under which the term of the License Agreement may be extended.

NOW THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Clause (ii) in the definition of "Software" as set forth in Section 2(a) of the Second Amendment is hereby deleted and is replaced with the following:

        (ii) the Hyperion software products known as the "Essbase Web Gateway" and the "Hyperion Integration Server";

2. Section I.A.1.a. of Exhibit D to the Second Amendment ("Exhibit D") is amended by replacing subsections (4) and (5) as follows and by adding a new sub-section (6):

              * Indicates that material has been omitted and confidential treatment has been requested therefore. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

                 (4)    Essbase Adjustment Module;
                 (5)    Essbase Web Gateway; or
                 (6)    Hyperion Integration Server.

        The purpose of this change to Exhibit D is to provide that HIS may not be delivered by Comshare to a customer as part of a "Limited Use" sublicense (as described in Sections I.A of Exhibit D) nor for use with an Essbase Data Analysis Server licensed under a "Limited Use" sublicense.

3. In the event that a Comshare customer that has licensed any Software under a "Limited Use" sublicense wishes to sublicense HIS, the customer must purchase an upgrade for all of such customer's existing "Limited Use" sublicenses to "Full Use" sublicenses in the manner prescribed in
        Section I.C.5 of Exhibit D at or prior to the time the customer is provided HIS. For Comshare customers that in connection with their sublicense of HIS upgrade all of their "Limited Use" licenses to "Full Use" during the period beginning on the effective date of this Third Amendment and ending on August 31, 1999, the upgrade fee shall be:

                 (i) for direct customers, equal to the greater of (x) * of current CUR or (y) * of the sublicense fees invoiced by Comshare for the upgrade; and
                 (ii) for customers of Comshare's agents, resellers and distributors outside the United States that satisfy the criteria of Section I.C.3 of Exhibit D, equal to the greater of (x) * of current CUR or (y) * of the sublicense fees due to Comshare for the upgrade.

4. Notwithstanding the provisions of Sections I.B.4 and 1.C.5 of Exhibit D, the upgrade fee payable for any upgrade of a sublicense shall be computed using the sublicense fees paid for all of the Software licensed under the sublicense to be upgraded, not just the sublicense fees paid for the Essbase Data Analysis Server.

5. The parties agree that any sublicense of HIS for use with an Essbase Data Analysis Server provided under an "Application Specific Use" sublicense shall be limited to the creation and maintenance of Essbase multi-dimensional data structures (i.e., "cubes") for use solely with the pre-packaged Comshare application for which it is licensed and Comshare shall notify the customer in a written document manually executed by the customer of such restriction. Such restriction is not intended to limit the customer's use of HIS to "drill through" from a multi-dimensional cube to relational data.

6. Notwithstanding the provision of Section I.C.1 of Exhibit D, the applicable sublicense fee for Comshare's distribution of HIS shall be * of Hyperion's CUR; provided that the fee of * of CUR shall apply to sublicenses of HIS distributed by Comshare through its agents, resellers and distributors located outside the United States in accordance with Section

              * Indicates that material has been omitted and confidential treatment has been requested therefore. All such omitted material has been filed separately with the SEC pursuant
                 to Rule 24b-2.                                                2

        I.C.3 of Exhibit D. Sublicense fees payable by Comshare to Hyperion for sublicenses of HIS shall be included in the sublicense fees used to calculate any applicable reductions of Section I(A), I(B) and I(C) Rates under Section I.D of Exhibit D, provided that the sublicense fee rate payable by Comshare for the distribution of HIS shall not be subject to any volume discounts.

7. In the event (i) of a Corporate Transaction, as described in Section I.C.6 of Exhibit D, or (ii) that Comshare assigns to a third party its rights under the License Agreement with respect to the distribution of HIS as provided in Section I.C.7 of Exhibit D, the applicable royalty rate for the distribution of HIS shall increase to * of Hyperion's then current list price for HIS established by Hyperion for the applicable territory or region.

8. Section 2 of the License Agreement is hereby deleted and replaced with the following:

        2.     Term.

        (a) This Agreement, as amended, shall be effective as of December 23, 1993, (The "Effective Date") and shall continue in effect until December 31, 2002, provided that the term may be extended, as provided in Section 2(b) below. In all events, this Agreement may be terminated whether or not extended, as provided in Section 8(a). As used herein, "Year 1" means the period from the Effective Date through December 31, 1994; "Year 2" means the period from January 1, 1995 through December 31, 1995; and "Year 3" and succeeding Years mean the succeeding calendar years.

        (b) If the cumulative amount of sublicense fees and maintenance royalties payable and paid by Comshare to Hyperion under the Agreement with respect to a calendar year indicated below equal or exceeds the target amount indicated next to such year (the "Target Amount"), the term of this Agreement shall be extended beyond December 31, 2002 by one (1) additional period of twelve
               (12) months. In the event that the sublicense fees and maintenance royalties payable by Comshare with respect to a given fiscal year do not equal or exceed the amount indicated, Comshare may not, without Hyperion's written consent, extend the term of the Agreement by voluntarily paying the amount otherwise required to extend the term of the Agreement. In all events the term of the Agreement will terminate no later than December 31, 2004, unless the parties otherwise agree in writing. As used herein, the "Base Amount" equals * times the total license and maintenance fees payable and paid by Comshare to Hyperion under the Agreement with respect to sublicenses granted and services provided during the fiscal quarters ended September 30, and December 31, 1998.


        * Indicates that material has been omitted and confidential treatment has been requested therefore. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.
                                                                               3

        ---------------------------------------------------------------
          Year ended           Cumulative Sublicense Fees &
          December 31,         Maintenance Fees ("Target Amount")
        ---------------------------------------------------------------
          1999                 * times the Base Amount
        ---------------------------------------------------------------
          2000                 * times the Target Amount for the 1999
                               calendar year
        ---------------------------------------------------------------

9. Comshare hereby consents, notwithstanding the restrictions of Section 6(c) of the License Agreement (as amended by Section 15 of the Second Amendment), to the distribution by Hyperion, directly or indirectly, of the Software or of any other Hyperion products or services, through JDA Software, Inc., an Arizona corporation ("JDA Software"), provided that Hyperion shall not authorize JDA Software to sublicense a "stand-alone" version of the Essbase Data Analysis Server in any distribution territory in which JDA Software distributes its products through an entity that is also then a Comshare Distributor. Nothing herein, however, shall limit JDA Software's right in any distribution territory to upgrade to a "full use" license any Software previously licensed to a JDA Software customer or sublicense the Software under terms that limit its use to the application software product with which it is sold, and any such sublicense or upgrade shall not constitute the sublicense a "stand-alone" version of the Essbase Data Analysis Server.

10.     The following are the addresses for sending notices as provided in
        Section 16(c) of the License Agreement:

        If to Hyperion, to:

        Hyperion Solutions Corporation
        1344 Crossman Avenue
        Sunnyvale, CA  94089
        Attn:  Sr. Vice President, Worldwide Sales
        With a copy to: General Counsel
        Telecopy: (408) 744-0400

        If to Comshare, to:

        Comshare Incorporated
        555 Briarwood Circle
        Ann Arbor, MI  48108
        Attn: President
        With a copy to: General Counsel
        Telecopy: (734) 994-4140


              * Indicates that material has been omitted and confidential treatment has been requested therefore. All such omitted material has been filed separately with the SEC pursuant
                 to Rule 24b-2.                                                4

11. Unless otherwise defined herein, capitalized words used in this Third Amendment shall have the meanings set forth in the License Agreement. To the extent any provision of this Third Amendment conflicts with the License Agreement or any prior amendment thereto, the terms of this Third Amendment shall prevail. Unless expressly modified herein, all provisions of the License Agreement, as previously amended, remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Third Amendment to be executed by their duly authorized representatives as of the date first written above.

      HYPERION SOLUTIONS CORPORATION                  COMSHARE, INCORPORATED


   By:  /s/ John Dillon                            By:  /s/ Kathryn A. Jehle
       -------------------------                       -------------------------
 Name: John Dillon                               Name: Kathryn A. Jehle
Title: President & CEO                          Title: Senior Vice President &
                                                       CFO






                                                                               5